Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Ankam Inc. (the “Company”) on Form 10-K for the fiscal year ended November 30, 2023 , as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Bakur Kalichava, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ANKAM

Date: February 28, 2024	By:	/s/ Bakur Kalichava
Name: Bakur Kalichava Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)